UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   December 19, 2006

FactSet Research Systems Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-11869	13-3362547
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

601 Merritt 7
Norwalk, Connecticut 06851
(Address of principal executive offices)

(203) 810-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition

On December 19, 2006, FactSet Research Systems Inc. issued a press release announcing its results for the three months ended November 30, 2006. The press release is attached as Exhibit 99.1 to this report on Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits

                 (c)         Exhibits

Exhibit
No.	Description
–––––	––––––––––––––––––––––––––––––
99.1	Press Release of FactSet Research Systems Inc., dated December 19, 2006

SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FACTSET RESEARCH SYSTEMS INC.
(Registrant)
By:

Date:	December 19, 2006	/s/ Peter G. Walsh
––––––––––––––––––––––––––––––––––
Peter G. Walsh
Senior Vice President,
Chief Financial Officer and Treasurer

EXHIBIT 99.1

EXHIBIT INDEX

Exhibit
No.	Description of Document
–––––	––––––––––––––––––––––––––––––––––––––––––––––––––––––––
99.1	Press Release of Registrant, dated December 19, 2006 reporting the results of operations for the Registrant’s first fiscal quarter ended November 30, 2006.

FactSet Research Systems Inc.	Contact:
601 Merritt 7	Peter Walsh
Norwalk, Connecticut 06851	FactSet Research Systems Inc.
203.810.1000 / 203.810.1001 Fax	203.810.1000

News Release

FOR IMMEDIATE RELEASE

FactSet Research Systems Reports Record First Quarter Results

Norwalk, Connecticut – December 19, 2006—FactSet Research Systems Inc. (NYSE: FDS), a leading provider of integrated financial information and analytical applications to the global investment community, today announced its results for the first quarter of fiscal 2007.

For the quarter ended November 30, 2006, revenues increased to $108.9 million, up 21% compared to the prior year. Operating income for the first quarter rose to $35.4 million from $27.4 million in the same period of fiscal 2006. Net income advanced 24% to $23.8 million as compared to $19.2 million a year ago. Diluted earnings per share increased to $0.47, up from $0.38 in the same period of fiscal 2006. Included in net income in the first quarter of fiscal 2006 was an after-tax gain of $0.9 million from the sale of company-owned real estate. The effective tax rate for the quarter was 35.5%, up from 34.0% a year ago. Included in last year’s first quarter rate were tax benefits of $0.8 million or $0.02 per share from the completion of an audit and the favorable effect of the U.S. Federal R&D tax credit which was enacted at the time.

Consolidated Statements of Income
(Condensed and Unaudited)	Three Months Ended
	November 30,
(In thousands, except per share data)	2006	2005	Change

Revenues	$108,881	$89,654	21%
Total operating expenses	73,460	62,251	18
Income from operations	35,421	27,403	29
Net income	23,795	19,195	24
Diluted earnings per common share	$0.47	$0.38	24
Diluted weighted average common shares	51,079	50,061

“We are pleased to report a solid first quarter,” said Philip A. Hadley, Chairman and CEO. “Revenues and profitability improved, while we continued to invest in areas critical for future growth.”

First Quarter Financial Highlights
Subscriptions increased $16.9 million during the quarter and totaled $439.5 million at November 30, 2006. On a constant currency basis, the subscription increase was $16.4 million. Of this total, subscriptions from FactSet’s domestic operations were $308.2 million, while overseas operations were $131.3 million. FactSet’s client retention rate continued to be above 95%. “Subscriptions” at any given point in time represent the forward-looking revenues for the next 12 months from all subscription services currently being supplied to clients.

Operational highlights of the first quarter of fiscal 2007 include:
•	Users rose to 31,000, up from 29,800 at the beginning of the quarter.
•	Client count was 1,830 at November 30, a net increase of 45 clients during the quarter.
•	Approximately 485 clients consisting of 4,000 users subscribe to the PA 2.0 application at quarter-end.
•	Revenues from non-U.S. operations increased 28% to $32.4 million. On a constant currency basis and excluding the acquisition of europrospectus.com Limited, revenues from non-U.S. operations advanced 22%.
•	Employee count at November 30, 2006 was 1,432, up 17% from a year ago and up 5% over the last three months.
•	FactSet successfully held its second annual Investment Process Symposium in October 2006 with 270 client attendees.

Recent Events and Business Outlook
The following forward-looking statements reflect FactSet’s expectations as of December 19, 2006. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. The Company does not intend to update its forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

Second Quarter Fiscal 2007 Expectations
•	Revenues are expected to range between $112 million and $115 million.
•	Operating margins are expected to range between 31.5% and 33.5%.
•	The effective tax rate is expected to range between 35.3% and 36.3%. This guidance assumes the U.S. Federal R&D tax credit is reenacted for all periods in fiscal 2007. If the U.S. Federal R&D tax credit is reenacted retroactive to January 1, 2006, the second quarter will include a favorable impact of $0.02 per share from reducing FactSet’s estimated taxes from January to November 2006.

Full Year Fiscal 2007
•	Capital expenditures should total approximately $31 million to $35 million. Approximately 50% relates to computer-related equipment and the remainder for the expansion of various office locations.

Forward looking statements
This news release contains forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the Company’s strategy for growth, product development, market position, subscriptions, expected expenditures and financial results are forward-looking statements. Forward-looking statements may be identified by words like “expected,” “anticipates,” “plans,” “intends,” “projects,” “should,” “indicates,” “continues,” “subscriptions” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in FactSet’s filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K and quarterly reports on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, the ability to integrate newly acquired companies; the ability to hire qualified personnel; the maintenance of the Company’s leading technological position; the impact of global market trends on the Company’s revenue growth rate and future results of operations; the negotiation of contract terms with corporate vendors, data suppliers and potential landlords; the retention of key clients; the successful resolution of ongoing audits by tax authorities; the continued employment of key personnel; the absence of U.S. or foreign governmental regulation restricting international business; and the sustainability of historical levels of profitability and growth rates in cash flow generation.

Conference Call
The Company will host a conference call today, December 19, 2006 at 11:00 a.m. (EST) to review the first quarter fiscal 2007 earnings release. To listen, please visit the investor relations section of the Company’s website at www.factset.com.

About FactSet
FactSet Research Systems Inc. combines integrated financial information, analytical applications, and client service to enhance the workflow and productivity of the global investment community. The Company, headquartered in Norwalk, Connecticut, was formed in 1978 and now conducts operations along with its affiliates from more than twenty-two locations worldwide, including Boston, New York, Chicago, San Mateo, London, Frankfurt, Paris, Milan, Tokyo, Hong Kong, and Sydney.

FactSet Research Systems Inc.
Consolidated Statements of Financial Condition

(In thousands)	November 30,	August 31,
	2006	2006
	(unaudited)
ASSETS
Cash and cash equivalents	$138,877	$126,549
Investments	16,908	16,641
Receivables from clients and clearing broker, net	61,199	59,190
Deferred taxes	1,500	1,600
Other current assets	3,911	3,000
Total current assets	222,395	206,980
Property, equipment and leasehold improvements, net	63,461	59,812
Goodwill	144,058	141,354
Intangible assets, net	42,000	43,074
Deferred taxes	4,219	3,554
Other assets	2,422	2,454
Total assets	$478,555	$457,228
	=======	=======
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$ 19,174	$ 18,110
Accrued compensation	6,981	21,407
Deferred fees	22,821	25,322
Dividends payable	2,939	2,933
Taxes payable	19,026	9,689
Note payable	1,924	1,840
Total current liabilities	72,865	79,301
Deferred taxes	8,373	8,536
Deferred rent and other non-current liabilities	11,692	10,703
Total liabilities	92,930	98,540
	=====	=====
Stockholders’ Equity
Common stock	556	554
Capital in excess of par value	137,907	130,033
Retained earnings	398,705	377,846
Treasury stock	(158,196)	(153,073)
Accumulated other comprehensive income	6,653	3,328
Total stockholders’ equity	385,625	358,688
Total liabilities and stockholders’ equity	$478,555	$457,228
	=======	=======

FactSet Research Systems Inc.
Consolidated Statements of Income

	Three Months Ended
	November 30,
(In thousands, except per share data and unaudited)	2006	2005

Revenues	$108,881	$89,654

Operating expenses
Cost of services	34,941	28,064
Selling, general and administrative	38,519	34,187
Total operating expenses	73,460	62,251

Income from operations	35,421	27,403

Other income	1,487	1,702

Income before income taxes	36,908	29,105

Provision for income taxes	13,113	9,910

Net income	$23,795	$19,195
	======	======

Basic earnings per common share	$0.49	$0.40
	====	====
Diluted earnings per common share	$0.47	$0.38
	====	====
Weighted average common shares (Basic)	48,957	48,373
	=====	=====
Weighted average common shares (Diluted)	51,079	50,061
	=====	=====

FactSet Research Systems Inc.
Consolidated Statements of Cash Flows	Three Months Ended
	November 30,
(In thousands and unaudited)	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$23,795	$19,195
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	6,574	5,675
Stock-based compensation expense	2,449	2,538
Deferred income taxes	(961)	(1,014)
Gain on sale of Company-owned real estate	––	(1,342)
Changes in assets and liabilities, net of effects of acquisitions
Receivables from clients and clearing broker, net	(1,972)	(1,740)
Accounts payable and accrued expenses	1,023	(5,694)
Accrued compensation	(14,540)	(10,982)
Deferred fees	(2,717)	(949)
Taxes payable	9,308	6,134
Landlord contributions	359	––
Other working capital accounts, net	(371)	235
Net cash provided by operating activities	22,947	12,056

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of investments, net of proceeds from sales	(284)	(621)
Acquisition of businesses, net of cash acquired	––	(21,163)
Proceeds from sale of Company-owned real estate	––	2,910
Purchases of property, equipment and leasehold improvements	(7,973)	(1,417)
Net cash used in investing activities	(8,257)	(20,291)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividend payments	(2,931)	(2,378)
Repurchase of common stock	(5,123)	(256)
Proceeds from employee stock plans	3,978	1,822
Income tax benefits from stock option exercises	1,447	343
Net cash used in financing activities	(2,629)	(469)

Effect of exchange rate changes on cash and cash equivalents	267	318

Net increase (decrease) in cash and cash equivalents	12,328	(8,386)

Cash and cash equivalents at beginning of period	126,549	59,457
Cash and cash equivalents at end of period	$138,877	$51,071
	=======	======